                                                                                               Exhibit 99.1

Contact:
Tom Konatich
SIGA Technologies, Inc.
Chief Financial Officer & Acting CEO
(212) 672-9100

SIGA ANNOUNCES $9.0 MILLION PRIVATE PLACEMENT

New York, NY, October 19, 2006 -- SIGA Technologies, Inc. (NASDAQ: SIGA) announced today that on October 18, 2006 it entered into a Securities Purchase Agreement for the issuance and sale to institutional investors of 2,000,000 shares of the company’s common stock at $4.54 per share and warrants to purchase 1,000,000 shares of the company’s common stock. The warrants are exercisable at any time and from time to time through and including the seventh anniversary of the closing date at an exercise price equal to 110% of the closing price of the company’s common stock on October 18, 2006.

The sale of common stock and warrants to purchase common stock was placed by, Empire Financial Group (EFH: AMEX) and The Shemano Group, institutional brokerage firms in San Francisco, CA.

About SIGA Technologies, Inc.

SIGA Technologies is applying viral and bacterial genomics and sophisticated computational modeling in the design and development of novel products for the prevention and treatment of serious infectious diseases, with an emphasis on products for biological warfare defense. SIGA believes that it is a leader in the development of pharmaceutical agents and vaccines to fight potential biowarfare pathogens. In addition to smallpox, SIGA has antiviral programs targeting other Category A pathogens, including arenaviruses (Lassa fever, Junin, Machupo, Guanarito, Sabia, and lymphocytic choriomeningitis), dengue virus, and the filoviruses (Ebola and Marburg). SIGA's product development programs also emphasize the increasingly serious problem of drug resistant bacteria.

For more information about SIGA, please visit SIGA's Web site at www.siga.com.

Forward-looking Statements

This Press Release contains or implies certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that (a) potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (b) SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (c) SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (d) SIGA may not be able to secure funding from anticipated government contracts and grants, (e) SIGA may not be able to secure or enforce adequate legal protection, including patent protection for its products and (f) regulatory approval for SIGA’s products may require further or additional testing that will delay or prevent approval. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this Press Release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in other documents that SIGA has filed with the Commission. SIGA urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as to the date they are made, and, except for any obligation under the U.S. federal securities laws, SIGA undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

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